As filed with the Securities and Exchange Commission on December 2, 2005         Registration No. 333-28207

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State of Incorporation)	(I.R.S. Employer Identification No.

345 Park Avenue

San Jose, California  95110

(408) 536-6000

(Address of principal executive offices)

1994 Stock Option Plan

(Full title of the plan)

Murray J. Demo

Executive Vice President and Chief Financial Officer

Adobe Systems Incorporated

345 Park Avenue

San Jose, California  95110

(408) 536-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Fagin, Esq.

Adobe Systems Incorporated

345 Park Avenue

San Jose, California  95110

(408) 536-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Stock Options and Common Stock (par value $.0001)	278,752 shares	N/A	N/A	N/A

(1)          Shares being deregistered.

DEREGISTRATION OF SHARES

Effective immediately upon the filing of this Post-Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 333-28207), the Registrant hereby deregisters 278,752 shares previously registered for sale under the Adobe Systems Incorporated 1994 Stock Option Plan (the “Plan”). The deregistered shares represent shares subject to options granted under the Plan that expired, were canceled or terminated without having been exercised. The Registrant adopted, effective April 9, 2003, the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”), which replaces the Plan. Under the terms of the 2003 Plan, the shares deregistered hereby are available for grant under the 2003 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 2, 2005.

Adobe Systems Incorporated

By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief Financial
Officer

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POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Murray J. Demo and Karen O. Cottle, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on December 2, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN E. WARNOCK	Chairman of the Board
(John E. Warnock)

/s/ CHARLES M. GESCHKE	Chairman of the Board
(Charles M. Geschke)

/s/ BRUCE R. CHIZEN	Chief Executive Officer and Director
(Bruce R. Chizen)	(Principal Executive Officer)

/s/ MURRAY J. DEMO	Executive Vice President and Chief Financial
(Murray J. Demo)	Officer (Principal Financial and Accounting
Officer)

/s/ EDWARD W. BARNHOLT	Director
(Edward W. Barnholt)

/s/ Michael R. Cannon	Director
(Michael R. Cannon)

/s/ JAMES E. DALEY	Director
(James E. Daley)

/s/ CAROL MILLS	Director
(Carol Mills)

/s/ COLLEEN M. POULIOT	Director
(Colleen M. Pouliot)

/s/ ROBERT SEDGEWICK	Director
(Robert Sedgewick)

/s/ DELBERT W. YOCAM	Director
(Delbert W. Yocam)

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